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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44017) pertaining to the New Mexico and Arizona Land Company 1997 Stock Incentive Plan and in the related prospectus of our report dated March 13, 2001, with respect to the 2000 financial statements of Lipid Sciences, Inc. included in this Annual Report (Form 10-K) of Lipid Sciences, Inc. for the year ended December 31, 2001.

                                                            /s/ERNST & YOUNG LLP

Palo Alto, California
March 27, 2002